Exhibit 10.41

FOURTH AMENDMENT TO BUILD TO SUIT LEASE

This FOURTH AMENDMENT TO BUILD TO SUIT LEASE (this “Amendment”) is made as of March 1, 2016, by and between Britannia Pointe Grand Limited Partnership, a Delaware limited partnership or its assigns (“Landlord”) and Cytokinetics, Inc., a Delaware corporation (“Tenant”), under the following circumstances:

Landlord and Tenant, as successor in interest to MetaXen, LLC the original tenant under the Lease (as defined below) and to Exelixis, Inc. as successor in interest to MetaXen, LLC., are parties to that certain Build to Suit Lease dated as of May 27, 1997, as amended by First Amendment to Lease dated as of April 13, 1998, as further amended by Second Amendment to Lease dated as of July 11, 1999, and as further amended by Third Amendment to Lease dated as of December 10, 2010 (collectively, the “Lease”) whereby Landlord leases to Tenant approximately 81,587 rentable square feet, consisting of the entire building (50,195 rentable square feet) located at 280 East Grand Avenue, South San Francisco, California (the “280 Building”) and 31,392 rentable square feet in the building located at 256 East Grand Avenue, South San Francisco, California (the “256 Building”) (collectively, the “Premises”); and

Landlord and Tenant are executing this Amendment in order to modify certain terms of the Lease. NOW THEREFORE, in consideration of the promises and the agreements and covenants contained herein, Landlord and Tenant agree that the Lease is amended and modified as follows:

A.	Amendments

1. Landlord, through its project manager, Project Management Advisors, Inc. (“PMA”), shall either replace or retrofit (to be determined in Landlord’s sole and absolute discretion) two (2) boilers located in the 280 Building (the “Boiler Project”). All costs associated with the Boiler Project, including any fees charged by PMA for its services therein, shall be amortized by Landlord over a fifteen (15) year period and included as part of Operating Expenses for the Premises. An estimated budget and amortization schedule (the “Estimated Costs”) is attached hereto as Exhibit A. Landlord and Tenant acknowledge that the actual costs of the Boiler Project may differ from that reflected in the Estimated Costs and that the amortization schedule will be adjusted to reflect actual documented costs; provided, however, that Landlord will not approve any change orders increasing the estimated budget by more than five percent (5%) without obtaining Tenant’s prior written approval.

2. In the event Tenant (a) does not renew the Lease at expiration, (b) relocates to a property not owned by Landlord or one of its affiliates upon the expiration of this Lease, or (c) this Lease is terminated for any other reason prior to expiration, then Tenant shall be obligated to pay all unamortized costs associated with the Boiler Project to Landlord at expiration or earlier termination of this Lease.

B.	Miscellaneous

1. Except as amended by this Amendment, the Lease is not otherwise amended, and the Lease remains in full force and effect, as amended hereby. In the event of a conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control. Capitalized terms used in this Amendment but not defined herein shall have the meaning set forth in the Lease.

[signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

LANDLORD:

BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership

By HCP-Pointe Grand, Incorporated, its general partner

By:	/s/ Jonathan M. Bergschneider

Name:	Jonathan M. Bergschneider
Title:	Executive Vice President

TENANT:

CYTOKINETICS, INC., a Delaware corporation

By:	/s/ Sharon A. Barbari

Name:	Sharon A. Barbari
Title:	EVP, Finance & CFO

Exhibit A

Estimated Costs

Cytokinetics Boiler replacement Project

cost amortization Estimated - 2/22/16

Estimated Project Cost	202, 156.00
Interest Rate	7.00%
Amortization period	15.0 years
Amort. Start date	6/1/16

	Month	Payment	Interest	Principal	Balance
1	Jun-16	$1,817.04	$1,179.24	$637.80	201,518.20
2	Jul-16	$1,817.04	$1,175.52	$641.52	200,876.68
3	Aug-16	$1,817.04	$1,171.78	$645.26	200,231.42
4	Sep-16	$1,817.04	$1,168.02	$649.02	199,582.40
5	Oct-16	$1,817.04	$1,164.23	$652.81	198,929.59
6	Nov-16	$1,817.04	$1,160.42	$656.62	198,272.97
7	Dec-16	$1,817.04	$1,156.59	$660.45	197,612.52
8	Jan-17	$1,817.04	$1,152.74	$664.30	196,948.22
9	Feb-17	$1,817.04	$1,148.86	$668.18	196,280.04
10	Mar-17	$1,817.04	$1,144.97	$672.07	195,607.97
11	Apr-17	$1,817.04	$1,141.05	$675.99	194,931.98
12	May-17	$1,817.04	$1,137.10	$679.94	194,252.04
13	Jun-17	$1,817.04	$1,133.14	$683.90	193,568.14
14	Jul-17	$1,817.04	$1,129.15	$687.89	192,880.25
15	Aug-17	$1,817.04	$1,125.13	$691.91	192,188.34
16	Sep-17	$1,817.04	$1,121.10	$695.94	191,492.40
17	Oct-17	$1,817.04	$1,117.04	$700.00	190,792.40
18	Nov-17	$1,817.04	$1,112.96	$704.08	190,088.32
19	Dec-17	$1,817.04	$1,108.85	$708.19	189,380.13
20	Jan-18	$1,817.04	$1,104.72	$712.32	188,667.81
21	Feb-18	$1,817.04	$1,100.56	$716.48	187,951.33
22	Mar-18	$1,817.04	$1,096.38	$720.66	187,230.67
23	Apr-18	$1,817.04	$1,092.18	$724.86	186,505.81
24	May-18	$1,817.04	$1,087.95	$729.09	185,776.72
25	Jun-18	$1,817.04	$1,083.70	$733.34	185,043.38